Strategic Environmental & Energy Resources, Inc. 10-12GA
Exhibit 4.1

FORM OF CONVERTIBLE SECURED PROMISSORY NOTE

US$225,000	February 14, 2012

FOR VALUE RECEIVED, Strategic Environmental & Energy Resources, Inc., a Nevada corporation with offices at 7801 Brighton Road, Commerce City, Colorado 80022 (“SEER”), and MV, LLC a Colorado limited liability company and wholly owned subsidiary of SEER with offices at 701 Pine Ridge Road, Suite 5, Golden, Colorado 80403 (“MV”, and together with SEER, the “Makers”), hereby promise, jointly and severally, to pay to the order of Advanced Technology Materials, Inc., a Delaware corporation with offices at 7 Commerce Drive, Danbury, Connecticut 06810 (the “Holder”), the principal sum of TWO HUNDRED TWENTY-FIVE THOUSAND AND 00/100 UNITED STATES DOLLARS (US$225,000), plus interest thereon as hereinafter provided, in immediately available funds.  The principal sum and interest thereon under this Convertible Secured Promissory Note (this “Note”) shall be payable as described below.  This Note is issued pursuant to that certain Loan Agreement dated as of February 14, 2012 by and among the Makers and the Holder (the “Loan Agreement”).

1.            Payment of Interest and Principal on Note.  The original principal amount of this Note is Two Hundred Twenty-Five Thousand Dollars (US$225,000), which amount shall accrue interest at a fixed rate equal to five percent (5.0%) per annum (“Interest Rate”).  This Note shall be convertible as set forth in Section 2 below.  If this Note is not converted pursuant to Section 2, principal in the amount of One Hundred Twelve Thousand Five Hundred Dollars (US$112,500) and any accrued interest thereon (the “Pay-Off Amount”) shall be due and payable ON DEMAND at the request of the Holder at any time on or after December 31, 2014.  Following and during the continuance of any Event of Default (as defined below), interest on the Pay-Off Amount shall accrue at a fixed rate of interest equal to three hundred (300) basis points above the Interest Rate.  Principal and interest payments shall be made to the Holder at the address set forth in the opening paragraph of this Note, or at such place as the Holder shall have notified the Makers in writing.  Notwithstanding anything to the contrary contained herein, in no event shall the amount payable by the Makers as interest or other charges on this Note exceed the highest lawful rate permissible under any law applicable hereto.  If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day.  For purposes of this Note, a “business day” shall mean any day except Saturday, Sunday or other day on which banks are authorized to close in the State of Connecticut or the State of Colorado.

2.            Conversion.

(a)           At any time and upon the Holder’s option, all or a portion of the aggregate amount of principal and accrued interest outstanding under this Note (the “Converted Amount”) may be voluntarily converted (a “Voluntary Conversion”) into that number of fully paid and non-assessable shares of common stock of SEER determined by dividing the Converted Amount by $0.50 per share of common stock.

(b)           Upon conversion, the Holder shall surrender this Note at the office of SEER or of its transfer agent.  Thereupon, SEER or its transfer agent shall issue and deliver to the Holder the number of shares of common stock of SEER into which the Converted Amount was convertible on the date on which such Voluntary Conversion occurred, including, as applicable, any replacement note in respect of any amount outstanding under this Note that is not subject to the Voluntary Conversion.  SEER shall not be obligated to issue the shares of its common stock issuable upon such Voluntary Conversion or, as applicable, any replacement note, unless this Note is either delivered to SEER or any such transfer agent or the Holder notifies SEER or any such transfer agent that this Note has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to SEER to indemnify SEER from any loss incurred by it in connection therewith.

(c)           No fractional shares shall be issued.  In lieu of such fractional shares, SEER shall pay the cash value of such fraction.

3.            Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note: (a) the failure of the Makers to make any payment of principal or interest within three (3) business days after the same becomes due and payable hereunder; (b)(i) the filing of a petition by or against a Maker under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors and such proceeding or case shall continue undismissed or unstayed and in effect for a period of at least sixty (60) consecutive days; (ii) the consent of a Maker to the appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of such Maker; or (iii) the making of a general assignment by a Maker for the benefit of its creditors; (c) the sale by a Maker of all or substantially all of its assets or an acquisition of a controlling interest in such Maker (through merger, sale of stock or otherwise) by any third party or parties (other than to the Holder); or (d) the breach by either Maker of any representation, warranty, covenant or agreement set forth in this Note, the Loan Agreement or the Security Agreement (as defined below).

4.            Security Interest.  THIS NOTE IS SECURED BY A SECURITY INTEREST IN THE COLLATERAL, AS DEFINED AND FURTHER DESCRIBED IN THAT CERTAIN SECURITY AGREEMENT DATED AS OF FEBRUARY 14, 2012 BY AND AMONG THE PARTIES HERETO (THE “SECURITY AGREEMENT”), WHICH SECURITY INTEREST IS AND SHALL REMAIN SENIOR TO ALL OTHER SECURITY INTERESTS OF THE MAKER IN RESPECT OF THE COLLATERAL (OTHER THAN PERMITTED LIENS, AS DEFINED IN THE SECURITY AGREEMENT).

5.            Rights and Remedies.  If an Event of Default shall have occurred and be continuing, the Holder may, at its option, declare the principal of and the accrued and unpaid interest on this Note to be immediately due and payable, and thereupon the same shall become so due and payable, without presentment, demand, protest or notice, all of which are hereby waived by the Makers.  No course of dealing or delay on the part of the Holder in exercising any right shall

2

operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute, other agreement or instrument, or otherwise.  EACH MAKER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES RIGHTS TO NOTICE AND HEARING AS ALLOWED UNDER ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY DESIRE TO USE.

6.            Costs and Expenses.  Upon the occurrence of any Event of Default, the Makers shall pay all reasonable out-of-pocket costs and expenses incurred by the Holder (including court costs and reasonable attorneys’ fees) in preserving, protecting, maintaining or enforcing the Holder’s rights and remedies hereunder, including all costs and expenses of collection.

7.            Prepayment.  This Note may be prepaid in whole by Debtors upon prior written notice to Holder (a “Notice of Prepayment”).  Upon Holder’s receipt of a Notice of Prepayment, Holder shall have ten (10) business days to exercise its right to Voluntary Conversion.  If Holder fails to exercise such right, Debtors may prepay all outstanding interest and principal under this Note without penalty.

8.            Cancellation.  Upon the payment and/or conversion of the entire principal amount of this Note and the payment and/or conversion of the accrued interest thereon in accordance with the terms herein, this Note shall be canceled.

9.            Miscellaneous.

(a)           Amendment and Waiver.  Except as otherwise expressly provided herein, neither this Note nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Makers and the Holder.

(b)           Successors and Assigns.  This Note shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successors to the Makers by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor.

(c)           Electronic Signature.  For purposes of this Note, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document.  The signature of any party on any such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the parties which executed the facsimile or other electronic signature.  No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Note.

3

(d)           Notices.  All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (i) personal delivery to the party to be notified; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to each party as follows:

If to the Makers:

Strategic Environmental & Energy Resources, Inc.
7801 Brighton Road
Commerce City, CO 80022
Facsimile No: 303-295-6498
Attention: J John Combs III, President & CEO

MV, LLC
701 Pine Ridge Road, Suite 5
Golden, CO 80403
Facsimile No: 303-277-9724
Attention: John Jenkins

If to the Holder:

Advanced Technology Materials, Inc.
7 Commerce Drive
Danbury, CT 06810
203-797-2544
Attention:  Patrick Shima, Deputy Chief Legal Officer & Assistant Secretary

with a copy to:

Wiggin and Dana LLP
2 Stamford Plaza
281 Tresser Boulevard
Stamford, CT 06901
Facsimile No:  203-363-7676
Attention:  Mark Kaduboski, Esq.

(e)           Governing Law and Jurisdiction.  Except for Section 2 and all other provisions regarding Voluntary Conversion, which shall be governed by and construed in accordance with the laws of the State of Nevada (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of Nevada), this Note shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of Colorado).  The parties agree to submit to the jurisdiction of the courts of the State of Connecticut in any proceeding involving this Note.

4

(f)           Headings or Captions.  The headings or captions of the various Sections of this Note are intended for convenient reference only and neither form a part hereof nor are to be relied upon to interpret or modify any of the provisions of this Note.

(g)           Severability.  In case any one or more of the provisions contained in this Note, should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein, or therein, shall not be in any way affected or impaired thereby.

(h)           WAIVERS OF JURY TRIAL.  THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE OBLIGATIONS UNDER THIS NOTE, OR ANY CONDUCT RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE OBLIGATIONS OR ARISING FROM THE DEBTOR/CREDITOR RELATIONSHIP OF THE MAKERS AND THE HOLDER.  EACH MAKER ACKNOWLEDGES THAT THIS WAIVER MAY DEPRIVE IT OF AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE BY SUCH MAKER AFTER CONSULTATION WITH ITS LEGAL COUNSEL.

[Signature page follows.]

5

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Note on the date first set forth above.

MAKERS:

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.

By:	/s/ John Combs
Name: John Combs
Title: CEO

MV, LLC

By:	/s/ John Jenkins
Name: John Jenkins
Title: President

AGREED & ACCEPTED:

HOLDER:

ADVANCED TECHNOLOGY MATERIALS, INC.

By:	/s/ Douglas A Newgold
Name: Douglas A. Newgold
Title: Chairman, CEO

LOAN AGREEMENT

This LOAN AGREEMENT, dated as of February 14, 2012 (this "Agreement"), is entered into by and among Strategic Environmental & Energy Resources, Inc., a Nevada corporation ("SEER"), MTARRINARANI EMISSIONS TREATMENT, LLC a Colorado limited liability company and a wholly owned subsidiary of SEER ("MV", and together with SEER, the "Debtors"), and advanced Technology Materials, Inc., a Delaware corporation (the "Lender").

WHEREAS, pursuant to the terms of this Agreement, the Debtors have agreed to issue to the Lender a convertible secured promissory note dated as of the date hereof in the original principal amount of Two Hundred Twenty-Five Thousand Dollars ($225,000) (the "Initial Note"), a form of which is attached hereto as Exhibit A, upon receipt of the Initial Loan (as defined below);

WHEREAS, the Debtors may, in accordance with the provisions of this Agreement, issue to the Lender an additional convertible secured promissory note in the same form as the Initial Note (the "Additional Note", and together with the Initial Note, the "Notes"); and

WHEREAS, in connection with the Loan, the Debtors are required to enter into a security agreement (the "Security Agreement"), a form of which is attached hereto as Exhibit B, and grant a first priority security interest in the Collateral (as defined in the Security Agreement).

NOW THEREFORE, in consideration of the forgoing, and the representations, warranties and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. LOAN.
(a) The Loan. Subject to the terms and conditions of this Agreement, the Notes and the Security Agreement, the Lender agrees to loan up to an aggregate amount of Four Hundred Fifty Thousand Dollars ($450,000) to the Debtors, to be paid as follows:

(i) Initial Loan. The Lender shall make an initial loan to the Debtors in the amount of Two Hundred Twenty-Five Thousand Dollars ($225,000) (the "Initial Loan"), to be paid at the Initial Closing Date (as defined below) and evidenced by the Initial Note; and

(ii) Additional Loan. The Lender shall, subject to achievement of the Milestones as defined and described in clause (iii) below, make an additional loan (the "Additional Loan", and together with the Initial Loan, the "Loan") to the Debtors, which shall be paid at an Additional Closing (as defined below) and evidenced by the Additional Note.

For the avoidance of doubt, the sum of the Initial Loan and the Additional Loan shall be no greater than Four Hundred Fifty Thousand Dollars ($450,000).

(iii) Milestones. Following payment of the Initial Loan by the Lender to the Debtors, the Lender shall make the Additional Loan to the Debtors at the Additional Closing (as defined below) upon the achievement of the milestones as specified in the Development Agreement (as defined below) (the "Milestones").

(b) The Closings.

(i) Initial Closing. The Lender shall make the Initial Loan to the Debtors and the Debtors shall execute and deliver to the Lender the Initial Note, the Security Agreement and such other documents and instruments as described in Section 4 below (the "Initial Closing") on the date hereof (the "Initial Closing Date").

(ii) Additional Closing. Upon achievement of the Milestones as provided in clause (a)(iii) above (the acknowledgment of which shall be made in good faith and shall not be unreasonably withheld by the Lender), the Lender shall make the Additional Loan to the Debtors and the Debtors shall execute and deliver the Additional Note to the Lender (the "Additional Closing", and together with the Initial Closing, a "Closing") on such date as mutually agreed upon by the parties hereto (the "Additional Closing Date", and together with the Initial Closing Date, a "Closing Date").

(c) Use of Proceeds. Proceeds of the Loan shall be used exclusively for the projects and transactions contemplated in that certain definitive agreement to be entered into by and between the parties hereto describing and formalizing the parties' development relationship and prepared in accordance with the term sheet attached hereto as Exhibit C (the "Development Agreement").

(d) Repayment of the Loan. The Debtors shall pay the principal sum of the Loan, all accrued and unpaid interest thereon, and all other amounts due in respect thereof, in accordance with the terms and subject to the conditions set forth in the Notes. The securities into which the Notes are convertible are referred to as the "Conversion Shares." The Notes and the Conversion Shares are collectively referred to as the "Securities."

2. REPRESENTATIONS OF THE DEBTORS. Each Debtor hereby represents and warrants to the Lender as follows:

(a) Organization and Corporate/Limited Liability Power. SEER is a corporation duly organized, validly existing and in good standing under the laws of the State ofNevada and is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have, either individually or in the aggregate, a material adverse effect on the business, operations, financial condition, assets, liabilities or contractual rights of SEER, whether individually or taken as a whole (a "Material Adverse Effect"). MV is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and is qualified to do business as a foreign limited liability company in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a Material Adverse Effect. Each Debtor has all required corporate or limited liability company power and authority, as the case may be, to own its property, to carry on its business as presently conducted or contemplated and to carry out the transactions contemplated hereby, including entering into and performing its obligations under this Agreement, the Security Agreement, the Notes, the Registration Rights Agreement (as defined below) and the Development Agreement, as applicable.

(b) Authorization. This Agreement, the Security Agreement, the Notes, the Registration Rights Agreement and the Development Agreement, when executed and delivered by the Debtors, as applicable, have been duly authorized by all corporate and limited liability company action, as the case may be, and shall constitute valid and binding obligations of the Debtors, enforceable against the Debtors in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors' rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. All corporate action on the part of SEER and its officers, directors and shareholders necessary for the authorization, issuance (or reservation for issuance) and delivery of the Conversion Shares will be taken prior to the conversion of the Notes.

(c) Approvals. Assuming the accuracy of the representations made by the Lender herein, no consent, approval, order or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of the Debtors in connection with the execution and delivery of this Agreement, the Security Agreement, the Notes, the Registration Rights Agreement and the Development Agreement and the performance and consummation of the transactions contemplated thereby, other than such as may have been obtained and remain in full force and effect and other than the filing of such financing statements and other documents as may be required to perfect the security interest intended to be granted by the Security Agreement.

(d) Compliance with Laws; Permits. To its knowledge, neither Debtor is in violation or default of any provision of federal or state statute, rule or regulation applicable to such Debtor, the violation of which would have a Material Adverse Effect. Each Debtor has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect.

(e) Non-Contravention. The execution, delivery and performance by each Debtor of this Agreement, the Security Agreement, the Notes, the Registration Rights Agreement and the Development Agreement, as applicable, will not, and the issuance and sale of the Securities will not, conflict with or result in any default under any material contract, obligation or commitment of the Debtors, or any charter provision, bylaw or corporate or organizational restriction of the Debtors or, except as contemplated by the Security Agreement, the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Debtors which could have a Material Adverse Effect. Each Debtor's execution and delivery of this Agreement, the Security Agreement, the Notes, the Registration Rights Agreement and the Development Agreement, as applicable, and its performance of the obligations thereunder, and the issuance and sale of the Securities, will not violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to such Debtor which could have a Material Adverse Effect.

(f) Property. Each Debtor has good and marketable title to all of its real and personal property and assets, free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for (i) statutory liens for the payment of current taxes that are not yet delinquent, (ii) encumbrances and liens that arise in the ordinary course of business and do not materially impair such Debtor's ownership or use of such property or assets and (iii) Permitted Liens (as defined in the Security Agreement). MV has good and marketable title to all of the real and personal property assets constituting the Collateral (as defined in the Security Agreement).

(g) Brokerage. No person or entity has any right to brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of either Debtor and no person or entity has made a claim therefor.

(h) Offering Exemption. Based in part on the representations of the Lender set forth in Section 3 below, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and are exempt from the qualification or registration requirements of applicable state securities laws. Neither Debtor nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or entity so as to bring the sale of such Securities by such Debtor within the registration provisions of the Securities Act or any state securities laws.

3. REPRESENTATIONS AND WARRANTIES OF THE LENDER. The Lender hereby represents and warrants to the Debtors as follows:

(a) Authorization. The Lender has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors' rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) Access to Information. The Lender has had an opportunity to ask questions of and request additional information concerning the Debtors from representatives of the Debtors. The Lender is not relying on any other information provided to it or any representations made to it by anyone other than representatives of the Debtors.

(c) Securities Law Compliance. The Lender understands that the Notes have not been registered and will not be registered under the Securities Act, or any applicable state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and  applicable state securities laws or unless an exemption from such registration requirements is available. The Lender is aware that the Debtors are under no obligation to effect any such registration with respect to the Securities or to file for or comply with an exemption from registration other than as provided in that certain registration rights agreement providing for "piggyback" registration rights and other customary provisions related thereto to be entered into by and between SEER and the Lender (the "Registration Rights Agreement"). The Lender (i) is acquiring the Securities for its own account for investment purposes only, and not with a view to the resale or other distribution thereof, and it will not transfer, sell or otherwise dispose of the Securities without an effective registration statement relating thereto under the applicable federal or state securities laws or an exemption therefrom; (ii) has such knowledge and experience in financial and business matters and particularly this type of investment to evaluate the merits and risks of an investment in the Debtors; (iii) can bear the economic risk of an investment in the Debtors, including the risk of a complete loss of its investment; (iv) is not committed to illiquid investments, including the investment in the Debtors, that are disproportionately high in comparison with its net worth; and (v) is an "accredited investor" within the meaning of Rule 501(a) promulgated under of the Securities Act.

4. CONDITIONS OF THE OBLIGATIONS OF THE LENDER AT EACH CLOSING. Unless otherwise specified below, the Lender's obligations at each Closing are subject to the fulfillment, on or prior to such Closing Date, of all of the following conditions, to the satisfaction of the Lender, any of which may be waived in writing in whole or in part by the
Lender:

(a) Representations and Warranties. The representations and warranties made by the Debtors in Section 2 hereof shall be true and correct in all material respects as of each Closing Date and the Debtors shall have performed all obligations and conditions required to be performed or observed by them on or prior to such Closing.

(b) Authorization. All corporate and other proceedings in connection with the transactions contemplated hereby and by the Notes, Security Agreement, Registration Rights Agreement and Development Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lender.

(c) Notes. The Debtors shall have duly executed and delivered to the Lender a Note in the form attached hereto as Exhibit A.

(d) Security Agreement. On the Initial Closing Date, the Debtors shall have duly executed and delivered to the Lender the Security Agreement.

(e) Officer's Certificates. The Lender shall have received certificates from an authorized officer of each of the Debtors certifying that the conditions specified in Section 4(a) have been fulfilled with respect to such Debtor.

(f) Secretarv's Certificates. The Secretary of each Debtor shall deliver to the Lender at each Closing a certificate certifying (i) the Articles of Incorporation or Articles of Organization, as the case may be, of such Debtor, (ii) the Bylaws or the Operating Agreement, as the case may be, of such Debtor, (iii) and the resolutions of such Debtor's Board of Directors, Members or Board of Managers, as the case may be, approving this Agreement, the Security Agreement, the Notes, the Registration Rights Agreement and the Development Agreement, as applicable, and approving the transactions contemplated herein and therein, including the issuance, sale and delivery of the Securities.

(g) Consents, Permits and Waivers. Each Debtor shall have obtained any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement.

(h) Financing Statement and Other Security Agreements. Debtors shall have filed (i) a UCC-1 Financing Statement with the Colorado Secretary of State, and (ii) all other additional security agreements as deemed necessary or desirable by the Lender to perfect the Lender's security interest pursuant to the Security Agreement, in each case, in form and substance satisfactory to the Lender.

(i) Opinion of Debtors' Counsel. The Lender shall have received a favorable opinion from counsel to the Debtors in form and substance satisfactory to the Lender and customary for this type of transaction.

(j) Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Lender.

5. CONDITIONS OF THE OBLIGATIONS OF THE DEBTORS AT EACH CLOSING. Unless otherwise specified below, each Debtor's obligations at each Closing are subject to the fulfillment, on or prior to such Closing Date, of all of the following conditions, to the satisfaction of such Debtor, any of which may be waived in writing in whole or in part by such Debtor:

(a) Representations and Warranties. The representations and warranties made by the Lender in Section 3 hereof shall be true and correct in all material respects as of each Closing Date and the Lender shall have performed all obligations and conditions required to be performed or observed by it on or prior to such Closing.

6. COVENANTS OF THE DEBTORS. Each Debtor hereby covenants and agrees, that, except as otherwise required hereby, until the later to occur of (i) the date upon which all outstanding amounts under the Notes are fully repaid or converted pursuant to the terms of the Notes or (ii) the date upon which the Lender no longer holds Conversion Shares:

(a) Information Rights. Each Debtor shall:
(i) Permit the Lender and its authorized employees, counsel, accountants and other representatives free and full access, at all reasonable times, to visit and inspect any of the properties of such Debtor, and each of its respective subsidiaries, including its books of account, and to discuss its affairs, finances and accounts with such Debtor's officers and its independent public accountants, and those other employees of such Debtor and each of its subsidiaries having responsibility for financial or accounting matters generally, for any reasonable purpose whatsoever; provided, however, that such Debtor shall not be obligated pursuant to this Section 6(a) to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to such Debtor) or the disclosure of which would adversely affect the attorney-client privilege between such Debtor and its counsel or constitute a violation of the Securities and Exchange Commission's Regulation FD or other applicable federal and state securities laws.

(ii) Promptly deliver to the Lender the reports and data described below (other than with respect to information that such Debtor reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to such Debtor) or the disclosure of which would adversely affect the attorney-client privilege between such Debtor and its counsel or constitute a violation of the Securities and Exchange Commission's Regulation FD or other applicable federal and state securities laws):

(A) As soon as available, information and data on any material adverse changes in or any event or condition which materially adversely affects the business, operations or plans of such Debtor;

(B) Immediately upon becoming aware of any condition or event which constitutes a breach of this Agreement, the Security Agreement or any Notes, written notice specifying the nature and period of existence thereof and what action such Debtor is taking or proposes to take with respect thereto;

(C) Promptly upon becoming available, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by such Debtor to its shareholders or member, as the case may be, generally or released to the public and copies of all regular and periodic reports, if any, filed by such Debtor or any subsidiary of such Debtor with any securities exchange; and

(D) With reasonable promptness, such other information and data with respect to such Debtor as the Lender may from time to time reasonably request.

(b) Accounts and Records. Each Debtor shall keep true records and books of account in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP applied on a consistent basis.

(c) Compliance with Requirements of Governmental Authorities. Each Debtor shall duly observe and conform to all requirements of governmental authorities relating to the conduct of its business or to its property or assets.

(d) Maintenance. Each Debtor shall:

(i) Maintain in full force and effect its corporate or limited liability company, as the case may be, existence, rights, government approvals and franchises and all licenses and rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it; and

(ii) Not voluntarily dissolve, liquidate or wind up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution or file any proceeding or action as to the bankruptcy of such Debtor or consent to any proceeding or action as to the bankruptcy of such Debtor.

(e) Development Agreement. The Debtors shall duly execute and deliver to the Lender the Development Agreement in form and substance satisfactory to the Lender no later than thirty (30) days after the Initial Closing Date.

(f) Registration Rights Agreement. SEER shall duly execute and deliver to the Lender the Registration Rights Agreement in form and substance satisfactory to the Lender no later than thirty (30) days after the Initial Closing Date.

7. MISCELLANEOUS.

(a) Amendment and Waiver. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Debtors and the Lender.

(b) Survival of Representations and Warranties. The representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto (including transferees of any Securities). Neither this Agreement nor any of the rights, interest or obligations hereunder may be assigned by either Debtor without the prior written consent of the Lender. Any attempted assignment made in contravention of this Agreement shall be null and void and of no force or effect.

(d) Entire Agreement. This Agreement together with the Notes, the Security Agreement, the Registration Rights Agreement and the Development Agreement constitute and contain the entire agreement between the Debtors and the Lender and supersede any and all prior agreements between the parties, whether written or oral, regarding the subject matter hereof.

(e) Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement (notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined), and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document. The signature of any party on any such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the parties which executed the facsimile or other electronic signature. No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Agreement.

(f) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to each party as follows:

If to the Debtors:

Strategic Environmental & Energy Resources, Inc.
7801 Brighton Road
Commerce City, CO 80022
Facsimile No: 303-295-6498
Attention: J. John Combs III, President & CEO

MTARRI/VARANI EMISSIONS TREATMENT, LLC
701 Pine Ridge Road, Suite 5
Golden, CO 80403
Facsimile No: 303-277-9724
Attention: John Jenkins, President

If to the Lender:

Advanced Technology Materials, Inc.
7 Commerce Drive
Danbury, CT 06810
203-797-2544
Attention: Patrick Shima, Deputy Chief Legal Officer & Assistant Secretary

with a copy to:

Wiggin and Dana LLP
2 Stamford Plaza
17162\44\2651420.9 9
281 Tresser Boulevard
Stamford, CT 06901
Facsimile No: 203-363-7676
Attention: Mark Kaduboski, Esq.

(g) Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflicts of law principles that would result in the application of any law other than the law of the State of Colorado. The parties agree to submit to the jurisdiction of the courts of the State of Connecticut in any proceeding involving this Agreement.

(h) Headings or Captions. The headings or captions of the various Sections and other divisions of this Agreement are intended for convenient reference only and neither form a part hereof nor are to be relied upon to interpret or modify any of the provisions of this Agreement.

(i) Severability. In case any one or more of the provisions contained in this Agreement, or any of the documents or agreements contemplated hereby, should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein, or therein, shall not be in any way affected or impaired thereby.

(j) Waivers of Jury Trial. THE PARTIES HERETO WANE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THlS AGREEMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE OBLIGATIONS OF THIS AGREEMENT, OR ANY CONDUCT RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE OBLIGATIONS OR ARISING FROM THE DEBTOR/CREDITOR RELATIONSHIP OF THE DEBTORS AND THE LENDER. EACH DEBTOR ACKNOWLEDGES THAT THIS WAIVER MAY DEPRIVE IT OF AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE BY SUCH DEBTOR AFTER CONSULTATION WITH ITS LEGAL COUNSEL.

(k) Internal References. In this Agreement, unless a clear intention appears otherwise: (i) the singular number includes the plural number and vice versa; (ii) reference to any person includes such person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (vi) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; (viii) "or" is used in the inclusive sense of "and/or"; (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, schedules or amendments thereto; and (xi) section references shall be deemed to refer to all subsections thereof, unless otherwise expressly indicated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the date and year first above written.

DEBTOBS:

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.

By:	/s/ John Combs
Name:	John Combs
Title:	CEO

MTARRI/VARANNI EMISSIONS TREATMENT, LLC

By:	/s/ John Jenkins
Name:	John Jenkins
Title:	Vice President

LENDER:

ADVANCED TECHNOLOGY MATERIALS, INC,

By:	/s/ Douglas A Newgold
Name:	Douglas A. Newgold
Title:	Chairman, CEO ATMI, Inc

Signature Page to Loan Agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Security Agreement”) is made as of February 14, 2012 by and among Strategic Environmental & Energy Resources, Inc., a Nevada corporation with offices at 7801 Brighton Road, Commerce City, Colorado 80022 (“SEER”), MV, LLC, a Colorado limited liability company and a wholly owned subsidiary of SEER with offices at 701 Pine Ridge Road, Suite 5, Golden, Colorado 80403 (“MV”, and together with SEER, “Debtors”), and Advanced Technology Materials, Inc., a Delaware corporation with offices at 7 Commerce Drive, Danbury, Connecticut 06810 (“Secured Party”).

WHEREAS, Debtors and Secured Party have entered into a Loan Agreement dated as of the date hereof (the “Loan Agreement”) in connection with a loan in the aggregate original principal amount of Four Hundred Fifty Thousand Dollars ($450,000) made by Secured Party to Debtors (the “Loan”);

WHEREAS, Debtors have issued to Secured Party a convertible secured promissory note dated as of the date hereof in the original principal amount of Two Hundred Twenty-Five Thousand Dollars ($225,000) (the “Initial Note”);

WHEREAS, Debtors may, in accordance with the provisions of the Loan Agreement, issue to Secured Party an additional convertible secured promissory note (the “Additional Note”, and together with the Initial Note, the “Notes”); and

WHEREAS, in connection with the issuance of the Notes and pursuant to the terms of the Loan Agreement, Debtors are required to grant a first priority security interest in the Collateral (as defined below) to Secured Party in order to secure the repayment of all indebtedness of Debtors to Secured Party arising under the Loan Agreement and each of the Notes.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, Debtors and Secured Party agree as follows:

1.	GRANT OF SECURITY INTEREST.

a)      Debtors hereby unconditionally and irrevocably grant to Secured Party a present and continuing first priority security interest (herein referred to as the “Security Interest”) in the Collateral, to the extent a security interest therein can be created under the UCC (as defined below), to secure Debtors’ payment of the Obligations (as defined below) to Secured Party.

b)      The Security Interest granted by Debtors in the Collateral shall (i) remain in full force and effect until the earlier to occur of (A) full payment of all of the Obligations in immediately available funds in accordance with the Loan Agreement and the Notes or (B) conversion of the entire amount of principal and accrued interest outstanding under all Notes issued by Debtors to Secured Party into shares of the common stock of SEER in accordance with the provisions of the Notes, (ii) be binding upon any transferee of each Debtor’s interest in the Collateral, and (iii) inure to the benefit of, and be enforceable by, Secured Party, and its successors, transferees and assigns.

2)	DEFINITIONS. FOR THE PURPOSES OF THIS SECURITY AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE MEANINGS ASSIGNED TO THEM BELOW.

a)      Unless otherwise specifically defined herein, all terms shall have the meanings set forth in the Uniform Commercial Code as adopted and in effect in the State of Colorado (the “UCC”).

b)      “Bankruptcy Code” shall mean Title 11 of the United States Code, as in effect from time to time.

c)      “Capital Lease” shall mean a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

d)      “Collateral” shall mean all property of Debtors listed and described on Exhibit A attached hereto, and any and all accessions and additions thereto, and any and all replacements and proceeds (including proceeds of insurance policies payable by reason of loss or damage to the foregoing).

e)      “Event of Default” shall have the meaning for such term set forth in the Notes.

f)       “GAAP” shall mean generally accepted accounting principles in the United States.

g)      “Indebtedness” shall mean (i) all obligations of each Debtor for borrowed money, (ii) all obligations of each Debtor evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers’ acceptances, or other financial products, (iii) all obligations of each Debtor as a lessee under Capital Leases, (iv) all obligations or liabilities of others secured by a Lien on any asset of each Debtor, irrespective of whether such obligation or liability is assumed, (v) all obligations of each Debtor to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (vi) all obligations of each Debtor owing under its Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Debtor if the Hedge Agreement were terminated on the date of determination), and (vii) any obligation of each Debtor guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed (other than endorsements of instruments for deposit or collection in the ordinary course of business), co-made, discounted, or sold with recourse) any obligation of any other person that constitutes Indebtedness under any of clauses (i) through (vi) above.

h)      “Hedge Agreements” shall mean a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

i)       “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

j)       “Obligations” shall mean the obligations of Debtors:

(I)          TO PAY TO SECURED PARTY ALL AMOUNTS DUE TO SECURED PARTY UNDER THE LOAN AGREEMENT AND THE NOTES;

(II)         TO REPAY TO SECURED PARTY ALL AMOUNTS THAT MAY BE ADVANCED BY SECURED PARTY ON BEHALF OF DEBTORS, INCLUDING ADVANCES FOR PRINCIPAL OR INTEREST PAYMENTS TO PRIOR SECURED PARTIES, OR LIENORS, OR FOR TAXES, LEVIES, INSURANCE, RENT, REPAIRS TO OR MAINTENANCE OR STORAGE OF ANY OF THE COLLATERAL, OR ANY OTHER AMOUNTS EXPENDED IN CONNECTION WITH ANY PROPERTY SECURING ALL OR ANY PORTION OF THE OBLIGATIONS; AND/OR

(III)        TO REIMBURSE SECURED PARTY, ON DEMAND, FOR ALL OF SECURED PARTY’S EXPENSES AND COSTS, INCLUDING THE REASONABLE FEES AND EXPENSES OF ITS COUNSEL, ACCOUNTANTS, CONSULTANTS AND OTHER ADVISORS, IN CONNECTION WITH ANY AMENDMENT, MODIFICATION OR ENFORCEMENT OF THIS SECURITY AGREEMENT AND THE DOCUMENTS REQUIRED HEREUNDER, INCLUDING ANY COMMERCIALLY REASONABLE ACTION TO PERFECT OR PROTECT SECURED PARTY’S INTERESTS IN THE COLLATERAL, OR ANY PROCEEDING BROUGHT OR THREATENED TO ENFORCE PAYMENT OF ANY OF THE OBLIGATIONS REFERRED TO IN THE FOREGOING CLAUSES (I) AND (II) AND THIS CLAUSE (III).

(k)     “Permitted Liens” shall mean (i) Liens granted to, or for the benefit of, Secured Party to secure the Obligations, (ii) Liens for unpaid taxes, fees, assessments or other governmental charges or levies, either (A) not delinquent or (B) do not have priority over Secured Party’s Security Interest and are subject to a Permitted Protest, (iii) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (A) such Lien attaches only to the asset purchased or acquired and the proceeds thereof and (B) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired, (iv) pledges or deposits of money securing statutory obligations under unemployment insurance, social security or public liability laws or similar legislation, (v) mechanics’ or similar Liens arising in the ordinary course of business, provided that the same are satisfied in the ordinary course of business and not in connection with the borrowing of money and (A) are for sums not yet delinquent or (B) are being contested by or pursuant to a Permitted Protest, (vi) carriers’, warehousemen’s, suppliers’ or other similar possessory Liens arising in the ordinary course of business and not in connection with the borrowing of money and (A) are for sums not yet delinquent or (B) are being contested by or pursuant to a Permitted Protest, (vii) Liens on amounts deposited with the owner or lessor of premises leased and operated by a Debtor or any of its subsidiaries in the ordinary course of business to secure the performance by such Debtor or such subsidiary of its obligations under the terms of the lease of such premises, (viii) judgment Liens arising solely as a result of the existence of judgments, orders, or awards, (ix) customary rights of setoff or bankers’ Liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business, (x) the interests of lessors under operating leases and non-exclusive licensors under license agreements entered into in the ordinary course of business; provided that the same do not interfere in any material respect with the business of a Debtor or its subsidiaries or materially detract from the value of the relevant assets of a Debtor or its subsidiaries, (xi) Liens which arise under Article 4 of the UCC in any applicable jurisdictions on items in collection and documents and proceeds related thereto, (xii) precautionary filings of financing statements under the UCC of any applicable jurisdictions in respect of operating leases or consignments entered into by a Debtor or its subsidiaries in the ordinary course of business, and (xiii) any other Liens expressly agreed to in writing by Secured Party; provided, however, that in no event shall the aggregate amount of any Permitted Liens described in clauses (ii) – (xii) exceed $25,000.

(l)      “Permitted Protest” shall mean the right of a Debtor to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (i) a reserve with respect to such obligation is established on such Debtor’s books and records in such amount as is required under GAAP, (ii) such protest is instituted promptly and prosecuted diligently by such Debtor in good faith, and (iii) while any such protest is pending, it could not reasonably be expected that there will be a material impairment of the enforceability, validity, or priority of any of the Liens granted to Secured Party hereunder, the Notes or under the Loan Agreement.

(m)    “Permitted Purchase Money Indebtedness” shall mean, as of any date of determination, Purchase Money Indebtedness incurred after the Initial Closing Date (as defined in the Loan Agreement) in an aggregate principal amount outstanding at any one time not in excess of $25,000.

(n)     “Purchase Money Indebtedness” shall mean Indebtedness (other than the Obligations, but including that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP), incurred at the time of, or within twenty (20) days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

Capitalized terms used in this Security Agreement without being defined herein shall have the meanings respectively ascribed to them in Loan Agreement or the Notes, as applicable.  As used herein, “person” shall refer to any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity of whatever nature, whether public or private.

3.	DEBTORS’ REPRESENTATIONS AND WARRANTIES. EACH DEBTOR HEREBY REPRESENTS AND WARRANTS THAT:

(a)
Each Debtor’s exact legal name is as set forth in the first paragraph of this Security Agreement.  Each Debtor is duly organized, validly existing and in good standing under the laws of the state in which it is organized and is duly qualified and in good standing in every other jurisdiction wherein such qualification is necessary.  Each Debtor has all requisite power and authority to transact the business that it now transacts and to own or to hold under lease the properties that it purports to own or hold.  The execution, delivery and performance of this Security Agreement, the Loan Agreement and any promissory note or agreement evidencing the Obligations (including the Notes) or any of them has been duly authorized by all requisite stockholder, director, member and/or manager actions, does not violate any provision of such Debtor’s certificate of incorporation, certificate of formation, bylaws or operating agreement, as the case may be, each as amended to date, or of any law, statute, ordinance or regulation binding upon such Debtor, and does not result in a breach of any terms or conditions of any other contract or agreement to which such Debtor is a party or by which it is bound or in the acceleration of any other obligations of such Debtor.  Each Debtor’s tax identification number and organizational identification number, if any, are identified on Schedule 3(a).

(b)
All of the Collateral and all of each Debtor’s books and records pertaining thereto are located and maintained at such Debtor’s address set forth in the preamble of this Security Agreement or at the offices of its legal counsel.

(c)
Except to the extent the Security Interest in the Collateral cannot be perfected by the filing of a financing statement under the UCC, all such filings and other actions necessary or desirable to perfect and protect such Security Interest have been duly taken or will have been taken upon the filing of a financing statement sufficiently describing the Collateral and listing Debtors, as the debtor, and Secured Party, as the secured party, in the State of Colorado.  Upon making such filings, Secured Party shall have a first priority perfected Security Interest in the Collateral, to the extent such Security Interest can be perfected by such filings, subject only to Permitted Liens.

(d)
Except for the Security Interest herein granted, Debtors are, as of the date of this Security Agreement, the owners of all of the Collateral free from any Liens (other than Permitted Liens) and no financing statement covering any of the Collateral or any proceeding thereof is on file in any public office.

(e)
No person has furnished services or materials with respect to the Collateral and no other event has occurred that could give rise to a Lien in or on the Collateral, except for the Security Interest granted herein.

4.	COVENANTS OF DEBTORS. EACH DEBTOR HEREBY AGREES AND COVENANTS THAT:

(a)
Each Debtor will defend the Collateral against all claims and demands of all persons (other than Secured Party) and it will maintain and protect its rights in the Collateral (including by taking and making any and all reasonably necessary actions and filings concerning the Collateral, provided that with respect to Collateral owned by a third party which is licensed by such Debtor, it will maintain and protect its rights in such Collateral to the maximum extent permitted under the relevant license agreement and at law.  Each Debtor will keep the Collateral free from any Lien, except for Permitted Liens and the Security Interest granted to Secured Party herein, and in good order and repair; and it will not waste or destroy or abandon the Collateral or any part thereof, nor conduct any actions or fail to conduct any actions which may be deemed as a Debtor abandoning any Collateral, nor will it in any manner sell or transfer the Collateral, except in the ordinary course of such Debtor’s business, without the prior written consent of Secured Party; provided that nothing herein shall prohibit the disposal by a Debtor of obsolete or worn-out property and property no longer used or useful in its business.

(b)
Each Debtor will execute and deliver to Secured Party, at such times and in such form and containing such terms as Secured Party may require, evidences of all or any part of the Obligations and such certificates of title and other instruments as Secured Party may deem necessary or desirable to protect, perfect and preserve the Security Interest in the Collateral created herein.  Debtors will pay all costs incurred by Secured Party in connection with the perfection, continued protection, and preservation of its interest in the Collateral.  Furthermore, each Debtor irrevocably appoints Secured Party as its attorney-in-fact, and empowers Secured Party as its attorney-in-fact, to make, execute and deliver any of the instruments or documents provided for in this Security Agreement in its name and on its behalf, such appointment to be coupled with an interest.

(c)
Each Debtor will at all times maintain and preserve in full force and effect its existence (including being in good standing in its state of incorporation/formation) and all rights and franchises, licenses and permits material to its business.

(d)	Debtors shall be responsible for all risk of loss or of damage to the Collateral.

(e)
Debtors shall at all times maintain insurance on the Collateral, wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by those engaged in the same or similar businesses.  All such policies of insurance shall be with responsible and reputable insurance companies and in amounts comparable to those currently maintained by Debtors.

(f)	Debtors will pay promptly when due all taxes and assessments upon the Collateral or upon any note or notes evidencing the Obligations, except to the extent same are the subject of a Permitted Protest.

(g)
Debtors will not use or maintain the Collateral in any manner prohibited by any terms of any insurance policies covering such Collateral, or any State, federal or local law or ordinance, or in any manner that may give rise to third parties’ rights against the Collateral.

(h)
Nether Debtor will change its name, the location of its office, of the Collateral or of the records pertaining thereto, or its jurisdiction of incorporation/formation from such Debtor’s state of incorporation or certificate of formation, as the case may be, or will amend its certificate of incorporation or formation, as the case may be, or become a party to any merger, consolidation or business acquisition or sale, without giving Secured Party at least thirty (30) days’ prior written notice in which it sets forth the changed or amended information or actions to be taken and the date on which such change or action shall be effective.

(i)
Neither Debtor will create, incur, assume, or suffer to exist, directly or indirectly, any Lien with respect to the Collateral or any income or profits therefrom, except as permitted hereby or by the Loan Agreement or Notes, and except for Permitted Liens.

(j)
Debtors will immediately deliver to Secured Party any and all certificates of title to any Collateral for which such certificates are issued, and any Collateral consisting of instruments or tangible chattel paper.

(k)
From time to time, Debtors will execute and deliver, or will cause to be executed and delivered, to Secured Party such additional documents and will provide such additional information as Secured Party may reasonably request to carry out the terms hereof.

(l)
Neither Debtor will assert against Secured Party any claim or defense that it may have against any seller of Collateral or any other person with respect to the Collateral with the exception of a claim relating to Secured Party’s title to the Collateral.

(m)
Each Debtor agrees to indemnify Secured Party from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Security Agreement (including enforcement of this Security Agreement), the Notes, the Loan Agreement or such Debtor’s use, operation, ownership or possession of the Collateral, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Security Agreement, the Notes and the Loan Agreement and the repayment of the Obligations.

(n)	Debtors will immediately notify Secured Party of any event causing material loss, theft, damage or destruction of the Collateral and the amount thereof.

5.	SECURED PARTY’S RIGHTS.

(a)
Secured Party may at any time and from time to time, at Debtors’ expense, file financing statements, continuation statements and amendments thereto that describe the Collateral, or words of similar effect and that contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether each Debtor is an organization, the type of organization and any tax and/or organization identification number issued to such Debtor.  Each Debtor agrees to furnish any such information to Secured Party promptly upon request.  Each Debtor specifically authorizes Secured Party to file such financing statements, continuations or amendments, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction as necessary.  Each Debtor hereby irrevocably appoints Secured Party, through any of its chosen agents or designees, as such Debtor’s attorney-in-fact, coupled with an interest, for the purposes hereof.

(b)
Upon the occurrence of an Event of Default, each Debtor shall at any time and from time to time, at such Debtor’s expense, take such steps as Secured Party may reasonably request for Secured Party (i) to obtain an acknowledgment, in form and substance satisfactory to Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Secured Party, (ii) to obtain possession of all or any portion of the Collateral in order to perfect its Security Interest therein in addition to the filing of a financing statement and (iii) otherwise to ensure the continued perfection and priority of Secured Party’s Security Interest in any of the Collateral and of the preservation of its rights therein.

(c)
At any time at least ten (10) days after notice to Debtors, Secured Party may at its option discharge taxes which are then due and payable, Liens at any time levied against or placed on the Collateral (other than Permitted Liens), pay for insurance on the Collateral, unless any such taxes or Liens are being contested in good faith and a Debtor has reserved adequate amounts on its books for the discharge of such taxes or Liens; and Secured Party may, at its option, pay for the maintenance, preservation and collection of the Collateral.  Each Debtor agrees to reimburse Secured Party on demand (accompanied by invoices or other appropriate documentation supporting the amount of such demand) for any payments made or any expenses incurred by Secured Party pursuant to this Section (including reasonable attorneys’ fees), and such amounts extended pursuant to this Section shall be added to the Obligations.

(d)
Each Debtor hereby irrevocably constitutes and appoints Secured Party and any authorized officer thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in Secured Party’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Debtor hereby gives Secured Party the power and right, on behalf of such Debtor, without notice to or assent by such Debtor, to do the following:  to pay or discharge taxes and encumbrances levied or placed on the Collateral in accordance with Section 5(c), to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and upon the occurrence of any Event of Default, (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; and (vii) to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s encumbrances thereon and to effect the intent of this Security Agreement, all as fully and effectively as such Debtor might do.  Each Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable as long as any Obligations remain outstanding.

6.
DEBTORS’ RIGHTS.  DEBTORS MAY HAVE POSSESSION OF THE COLLATERAL AND MAY USE IT IN ANY LAWFUL MANNER THAT DOES NOT BREACH THE TERMS AND CONDITIONS OF THIS SECURITY AGREEMENT OR ANY OTHER AGREEMENT BETWEEN IT AND SECURED PARTY UNLESS OR UNTIL AN EVENT OF DEFAULT SHALL OCCUR.

7.	REMEDIES ON DEFAULT.

(a)
If an Event of Default shall occur, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC.  Without limiting the generality of the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Debtors or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable and at such prices as Secured Party may deem best, for cash or on credit or for future delivery without assumption of any credit risk.

Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtors, which right or equity is hereby waived or released.  Secured Party is also hereby granted a license or other right to use, without liability for royalties or any other charge, the Debtor’s intellectual property, including but not limited to, any labels, patents, trademarks, trade names, URLs, domain names, industrial designs, copyrights, and advertising matter, whether owned by the Debtor or with respect to which the Debtor has rights under license, sublicense, or other agreements (including any intellectual property license), as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and the Debtor’s rights under all licenses and all franchise agreements shall inure to the benefit of Secured Party.  Debtors further agree, at Secured Party’s request, to assemble the Collateral and make it available to Secured Party at places, which Secured Party shall reasonably select, whether at a Debtor’s premises or elsewhere.  Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, including the UCC, need Secured Party account for the surplus, if any, to Debtors.  To the extent permitted by applicable law, each Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  Each Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Secured Party to collect such deficiency

(b)
Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as Secured Party deals with similar property for its own account.  Neither Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtors or otherwise.

(c)
In the event that Secured Party seeks to take possession of any or all Collateral by court process, each Debtor hereby irrevocably waives any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and waives any demand for possession prior to the commencement of any suit or action to recover with respect thereto and waives the right to demand a jury in any action in which Secured Party is a party.

8.
NON-WAIVER.  WAIVER OF OR ACQUIESCENCE IN ANY DEFAULT OR EVENT OF DEFAULT OR FAILURE OF SECURED PARTY TO INSIST UPON STRICT PERFORMANCE BY DEBTORS OF ANY WARRANTIES OR AGREEMENTS IN THIS SECURITY AGREEMENT SHALL NOT CONSTITUTE A WAIVER OF ANY SUBSEQUENT OR OTHER DEFAULT, EVENT OF DEFAULT OR FAILURE.

9.
MARSHALING. SECURED PARTY SHALL NOT BE REQUIRED TO MARSHAL ANY PRESENT OR FUTURE COLLATERAL SECURITY (INCLUDING BUT NOT LIMITED TO THE COLLATERAL) FOR, OR OTHER ASSURANCES OF PAYMENT OF, THE OBLIGATIONS OR ANY OF THEM OR TO RESORT TO SUCH COLLATERAL SECURITY OR OTHER ASSURANCES OF PAYMENT IN ANY PARTICULAR ORDER, AND ALL OF ITS RIGHTS AND REMEDIES HEREUNDER AND IN RESPECT OF SUCH COLLATERAL SECURITY AND OTHER ASSURANCES OF PAYMENT SHALL BE CUMULATIVE AND IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES, HOWEVER EXISTING OR ARISING. TO THE EXTENT THAT IT LAWFULLY MAY, EACH DEBTOR HEREBY AGREES THAT IT WILL NOT INVOKE ANY LAW RELATING TO THE MARSHALING OF COLLATERAL WHICH MIGHT CAUSE DELAY IN OR IMPEDE THE ENFORCEMENT OF SECURED PARTY’S RIGHTS AND REMEDIES UNDER THIS SECURITY AGREEMENT OR THE LOAN AGREEMENT OR UNDER ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT CREATING OR EVIDENCING ANY OF THE OBLIGATIONS OR UNDER WHICH ANY OF THE OBLIGATIONS IS OUTSTANDING OR BY WHICH ANY OF THE OBLIGATIONS IS SECURED OR PAYMENT THEREOF IS OTHERWISE ASSURED, AND, TO THE EXTENT THAT IT LAWFULLY MAY, EACH DEBTOR HEREBY IRREVOCABLY WAIVES THE BENEFITS OF ALL SUCH LAWS.

10.
ATTORNEYS’ FEES, ETC.  UPON ANY DEFAULT OR EVENT OF DEFAULT, SECURED PARTY’S REASONABLE ATTORNEYS’ FEES AND OTHER EXPENSES FOR PURSUING, SEARCHING FOR, RECEIVING, TAKING, KEEPING, STORING, ADVERTISING AND SELLING THE COLLATERAL SHALL BE CHARGEABLE TO DEBTORS.

11.
OTHER RIGHTS. IN ADDITION TO ALL RIGHTS AND REMEDIES HEREIN, UPON ANY DEFAULT OR EVENT OF DEFAULT, SECURED PARTY SHALL HAVE SUCH OTHER RIGHTS AND REMEDIES AS ARE SET FORTH IN THE UCC, THE CONNECTICUT GENERAL STATUTES, AS AMENDED, AND APPLICABLE LAW.

12.
COMMERCIAL TRANSACTIONS. DEBTORS ACKNOWLEDGE THAT THE TRANSACTIONS TO WHICH THIS SECURITY AGREEMENT RELATES ARE COMMERCIAL TRANSACTIONS.  DEBTORS FURTHER WAIVE, TO THE GREATEST EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISEMENT, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS.  DEBTORS FURTHER WAIVE ANY REQUIREMENT THAT SECURED PARTY OBTAIN A BOND OR OTHER SIMILAR DEVICE IN CONNECTION WITH THE EXERCISE OF ANY REMEDY OR THE ENFORCEMENT OF ANY RIGHT HEREUNDER.

13.
WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS SECURITY AGREEMENT OR UNDER ANY AGREEMENT, INSTRUMENT OR OTHER DOCUMENT CONTEMPLATED HEREBY OR RELATED HERETO AND IN ANY ACTION DIRECTLY OR INDIRECTLY RELATED TO OR CONNECTED WITH THE OBLIGATIONS OR THIS SECURITY AGREEMENT, OR ANY CONDUCT RELATING TO THE ADMINISTRATION OR ENFORCEMENT OF THE OBLIGATIONS OR ARISING FROM THE DEBTOR/CREDITOR RELATIONSHIP OF DEBTORS AND SECURED PARTY.  EACH DEBTOR ACKNOWLEDGES THAT THIS WAIVER MAY DEPRIVE IT OF AN IMPORTANT RIGHT AND THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE BY SUCH DEBTOR AFTER CONSULTATION WITH ITS LEGAL COUNSEL.

14.
ENFORCEMENT BY SECURED PARTY.  SECURED PARTY SHALL HAVE THE RIGHT AT ALL TIMES TO ENFORCE THE PROVISIONS OF THIS SECURITY AGREEMENT AND ALL OTHER AGREEMENTS, DOCUMENTS AND INSTRUMENTS REQUIRED HEREUNDER IN STRICT ACCORDANCE WITH THEIR TERMS, NOTWITHSTANDING ANY CONDUCT OR CUSTOM ON THE PART OF SECURED PARTY IN REFRAINING FROM DOING SO AT ANY TIME OR TIMES.  THE FAILURE OF SECURED PARTY AT ANY TIME TO ENFORCE ANY RIGHTS UNDER SUCH PROVISIONS STRICTLY IN ACCORDANCE WITH THE SAME SHALL NOT BE CONSTRUED AS HAVING CREATED A CUSTOM IN ANY WAY OR MANNER CONTRARY TO THE SPECIFIC PROVISIONS OF THIS SECURITY AGREEMENT OR AS HAVING IN ANY WAY OR MANNER MODIFIED OR WAIVED THE SAME.  ALL RIGHTS AND REMEDIES OF SECURED PARTY ARE CUMULATIVE AND THE EXERCISE OF ANY ONE RIGHT OR REMEDY SHALL NOT BE DEEMED TO WAIVE OR RELEASE ANY OTHER RIGHT OR REMEDY.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SECURED PARTY SHALL HAVE THE RIGHT TO EXERCISE ANY AVAILABLE REMEDY TO RECOVER ANY AMOUNT DUE AND PAYABLE HEREUNDER WITHOUT REGARD TO WHETHER ANY OTHER AMOUNT IS DUE AND PAYABLE.

15.
NOTICES. ALL NOTICES AND OTHER COMMUNICATIONS GIVEN OR MADE PURSUANT TO THIS SECURITY AGREEMENT SHALL BE IN WRITING AND SHALL BE DEEMED EFFECTIVELY GIVEN UPON THE EARLIER OF ACTUAL RECEIPT OR:  (A) PERSONAL DELIVERY TO THE PARTY TO BE NOTIFIED; (B) FIVE (5) DAYS AFTER HAVING BEEN SENT BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID; OR (C) ONE (1) BUSINESS DAY AFTER DEPOSIT WITH A NATIONALLY RECOGNIZED OVERNIGHT COURIER, FREIGHT PREPAID, SPECIFYING NEXT BUSINESS DAY DELIVERY, WITH WRITTEN VERIFICATION OF RECEIPT.  ALL COMMUNICATIONS SHALL BE SENT TO EACH PARTY AS FOLLOWS:

If to Debtors:

Strategic Environmental & Energy Resources, Inc.
7801 Brighton Road
Commerce City, CO 80022
Facsimile No: 303-295-6498
Attention: J John Combs III, President & CEO

MV, LLC
701 Pine Ridge Road, Suite 5
Golden, CO 80403
Facsimile No: 303-277-9724
Attention: John Jenkins

If to the Secured Party:

Advanced Technology Materials, Inc.
7 Commerce Drive
Danbury, CT 06810
203-797-2544
Attention:  Patrick Shima, Deputy Chief Legal Officer & Assistant Secretary

with a copy to:

Wiggin and Dana LLP
2 Stamford Plaza
281 Tresser Boulevard
Stamford, CT 06901
Facsimile No:  203-363-7676
Attention:  Mark Kaduboski, Esq.

16.	MISCELLANEOUS.

a)
Assignment.  In connection with a transfer by Secured Party of all of its right, title and interest in and to the Notes, Secured Party may assign, transfer and deliver its interest in the Collateral and thereby vest in the assignee all rights and powers given to Secured Party under this Security Agreement and Secured Party shall thereafter be relieved and fully discharged from any liability or responsibility to Debtors in respect to this Security Agreement.  In the event of such an assignment, neither Debtor shall assert against the assignee any claims, defense or set-off which it may then or thereafter have against Secured Party.

b)
Successors and Assigns.  This Security Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to either Debtor by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor.

c)
No Waiver.  No waiver by Secured Party of any default or Event of Default shall constitute a waiver of any other default or Event of Default, or of the same default or Event of Default on a future occasion, and Secured Party’s rights hereunder are cumulative and not alternative.

d)
Governing Law and Jurisdiction.  This Security Agreement and the Security Interest created hereby shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to conflicts of law principles that would result in the application of any law other than the law of the State of Colorado.  The parties agree to submit to the jurisdiction of the courts of the State of Connecticut in any proceeding involving this Security Agreement.

e)	Survival. The representations, warranties covenants and agreements made herein shall survive the execution and delivery of this Security Agreement.

f)
Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by the Debtors or the transfer to Secured Party of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditor’s rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payment of money or transfer of property (each, a “Voidable Transfer”), and Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Secured Party is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of Secured Party related thereto, the liability of each Debtor and Secured Party’s Security Interest in the Collateral automatically shall be revised, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

g)
Waiver of Debtors’ Rights.  Each Debtor hereby waives demand, presentment and notice of nonpayment with respect to any note or contract representing all or any part of the Obligations (including without limitation the Notes and the Loan Agreement).

h)
Headings or Captions.  The headings or captions of the various Sections and other divisions of this Security Agreement are intended for convenient reference only and neither form a part hereof nor are to be relied upon to interpret or modify any of the provisions of this Security Agreement.

i)
Severability.  In case any one or more of the provisions contained in this Security Agreement, or any of the documents or agreements contemplated hereby, should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein, or therein, shall not be in any way affected or impaired thereby.

j)
Counterparts; Electronic Signature.  This Security Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement (notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined), and it shall not be necessary when making proof of this Security Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart.  For purposes of this Security Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document.  The signature of any party on any such document, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the parties which executed the facsimile or other electronic signature.  No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Security Agreement.

k)
Amendment and Waiver.  Except as otherwise expressly provided herein, neither this Security Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by Debtors and Secured Party.

l)
Internal References.  In this Security Agreement, unless a clear intention appears otherwise:  (i) the singular number includes the plural number and vice versa; (ii) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Security Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Security Agreement as a whole and not to any particular section or other provision hereof; (vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (viii) “or” is used in the inclusive sense of “and/or”; (ix) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, schedules or amendments thereto; and (xi) section references shall be deemed to refer to all subsections thereof, unless otherwise expressly indicated.

[Signature page follows.]

IN WITNESS WHEREOF, the foregoing Security Agreement is signed and delivered on the date first set forth above.

DEBTORS: STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.

By:	/s/ John Combs
Name: John Combs
Title: CEO

MV, LLC

By:	/s/ John Jenkins
Name: John Jenkins
Title: President MVLLC

SECURED PARTY: ADVANCED TECHNOLOGY MATERIALS, INC.

By:	/s/ Douglas A. Newgold
Name: Douglas A. Newgold
Title: Chairman, CEO ATMI, Inc

Signature Page to Security Agreement

EXHIBIT A

COLLATERAL

All of Debtors’ right, title and interest in and to all of Debtors’ property, whether real or personal, tangible or intangible, and purchased or otherwise acquired, directly or indirectly, with the proceeds of the Loan or otherwise used or useful in connection with the Development Project, whether now owned or existing or hereafter acquired or arising.

Signature Page to Security Agreement

Schedule 3(a)

Strategic Environmental & Energy Resources, Inc.

Tax ID Number:  90-0712777

Organizational ID Number: C3894-02 (Nevada)

MV, LLC

Tax ID Number:  76-0728628

Organizational ID Number: 200311066273 (Colorado)